Exhibit 21.1

Subsidiaries of Pacific Office Properties Trust, Inc.

Name	Form	Domicile
Pacific Office Properties, L.P.	Limited Partnership	Delaware
POPTLP, LLC	Limited Liability Co.	Delaware
WFP Mezzanine A, LLC	Limited Liability Co.	Delaware
WFP Mezzanine B, LLC	Limited Liability Co.	Delaware
WFP Mezzanine C, LLC	Limited Liability Co.	Delaware
WFP Mezzanine D, LLC	Limited Liability Co.	Delaware
WFP Mezzanine E, LLC	Limited Liability Co.	Delaware
Waterfront A, LLC	Limited Liability Co.	Delaware
Waterfront B, LLC	Limited Liability Co.	Delaware
Waterfront C, LLC	Limited Liability Co.	Delaware
Waterfront D, LLC	Limited Liability Co.	Delaware
Waterfront E, LLC	Limited Liability Co.	Delaware
DPC Mezzanine, LLC	Limited Liability Co.	Delaware
Davies Pacific, LLC	Limited Liability Co.	Delaware
Pan Am Mezzanine I, LLC	Limited Liability Co.	Delaware
Pan Am Mezzanine II, LLC	Limited Liability Co.	Delaware
Pan Am Mezzanine III, LLC	Limited Liability Co.	Delaware
Pan Am Mezzanine IV, LLC	Limited Liability Co.	Delaware
Pan Am I, LLC	Limited Liability Co.	Delaware
Pan Am II, LLC	Limited Liability Co.	Delaware
Pan Am III, LLC	Limited Liability Co.	Delaware
Pan Am IV, LLC	Limited Liability Co.	Delaware
Pacific Office Properties Trust (Ward Avenue), LLC	Limited Liability Co.	Delaware
101 Park Avenue (1100 Ward), LLC	Limited Liability Co.	Delaware
PBN Office, LLC	Limited Liability Co.	Delaware
City Center, LLC	Limited Liability Co.	Hawaii
STIRR N. Central, LLC	Limited Liability Co.	Delaware
Pacific Office Properties Trust/Mezzanine, LLC	Limited Liability Co.	Delaware
Pacific Office Properties Trust/Sorrento Tech, LLC	Limited Liability Co.	Delaware
POPT Manager, LLC	Limited Liability Co.	Delaware